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                                                                     EXHIBIT 5.0


           [Shiboleth, Yisraeli, Roberts, Zisman & Co. letterhead]


                            Tel Aviv, March 18, 2002




Camtek Ltd.
P.O. Box 631
Migdal Haemek, 10556
ISRAEL

     Re: Camtek Ltd. - Registration Statement on Form S-8 for the Registration of an Aggregate of 500,000 Ordinary Shares and an Amendment to the Employee Share Option Plan Israel

Ladies and Gentlemen:

We have acted as counsel to Camtek Ltd., an Israeli company (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 500,000 Ordinary Shares (the "Shares") authorized for issuance under the Company's Employee Share Option Plan - Israel, the Subsidiary Employee Option Plan, the Employee Share Option Plan - Europe and the Executive Share Option Plan (the "Plans").

This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In our capacity as your counsel in connection with your preparation and filing of the Registration Statement, we have examined the Company's Articles of Association, the Plans, and protocols of meetings of the board of directors of the Company and its shareholders with respect to the Plans and the allocation of options to employees under the Plans, which were presented to us by the Company. We have assumed that the Company presented to us all such protocols relating to or having any bearing on the Plans.

In connection with the authorization, issuance and sale of the Shares pursuant to the Plans, and for purposes of this opinion, we have assumed, without having conducted any independent investigation or verification, that the documents we examined are in full force and effect and have not been amended or otherwise modified and that all actions, resolutions, documents and other instruments required under the Plans and all related documents have been and shall be, with regard to future actions, duly and validly taken by the Company and authorized by all relevant persons and entities and have been or shall be duly, validly and timely completed in the manner required both with regard to their adoption procedures and to their contents. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the correctness and completeness of certificates of public officials and the representations set forth therein, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction only of the internal laws of the State of Israel, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Subject to the foregoing, we are of the opinion that, if, as and when the Shares have been issued by the Company (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Plans, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.


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This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments, including, without limitation, in the law, which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.

                                  Very truly yours,

                              /s/ Shiboleth, Yisraeli, Roberts, Zisman & Co.
                              ----------------------------------------------
                              Shiboleth, Yisraeli, Roberts, Zisman & Co.,
                              Advocates& Notary